UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 4, 2006
THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 440-461-5000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On February 6, 2006, The Progressive Corporation issued a press release including the following announcement:
[O]n February 4, 2006, W. Thomas Forrester, the Company’s Chief Financial Officer, announced his intention to retire during the first quarter of 2007. Mr. Forrester will serve as the Company’s Chief Financial Officer until that time, and participate in the certifications of the Company’s 2006 financial statements. CEO and President Glenn Renwick said: “Although Tom’s decision to retire next year is not unexpected, we accept the news with mixed feelings. Tom and I will have worked together for more than 20 years and while his retirement will close our professional relationship, I’m very happy for Tom, his retirement plans and our continuing friendship. Tom will continue with all of his responsibilities into 2007 and work with me in the selection of a new CFO. We have a deep talent pool within the organization therefore we do not expect to be conducting an external search for this position.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 6, 2006

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch

Name: Title:	Jeffrey W. Basch Vice President and Chief Accounting Officer